

CONTACT GOLD

EXPLORING FOR GOLD IN NEVADA

August 2020 TSX.V: **C** OTCQB: **CGOL**

info@contactgold.com www.contactgold.com +1 (604) 449-3361

Cautionary Statement

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain information set forth in this presentation contains "forward-looking statements" and "forward-looking information" within the meaning of applicable Canadian and United States ("U.S.") securities legislation (referred to herein as "forward-looking statements").

Except for statements of historical fact, certain information contained herein constitutes forward-looking statements which includes but is not limited to statements related to activities, events or developments that Contact Gold Corp., (the "Company") expects or anticipates will or may occur in the future, statements related to the Company's business strategy, objectives and goals, exploration of the Company's projects (the "Properties") and management's assessment of future plans and operations which are based on current internal expectations, estimates, projections, assumptions and beliefs, which may prove to be incorrect. Forward-looking statements is often identified by the use of words such as "may", "will", "could", "would", "anticipate", 'believe", expect", "intend", "potential", "estimate", "budget", "scheduled", "plans", "planned", "forecasts", "goals" and similar expressions. Forward-looking information is based on a number of factors and assumptions made by management and considered reasonable at the time such information is provided, and forward-looking information involves known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking information.

Such forward-looking statements include, but are not limited to, statements with respect to the nature and timing of future exploration programs, expectations with respect to the Company's drill targets and mineralized zones, making new discoveries and confirming and expanding indicated mineralized zones, making new discoveries and confirming and expanding indicated mineralized zones, future financial or operating performance of the Company, its subsidiaries and its mineral projects, test work and confirming results from work performed to date, the estimation of mineral resources and mineral reserves, the realization of mineral resource and mineral reserve estimates, the timing and amount of estimated future capital, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, requirements for additional capital, the future price of metals, government regulation of mining operations, environmental risks, reclamation expenses, title disputes or claims, limitations of insurance coverage, the timing and possible outcome of pending regulatory matters and the realization of the expected economics of the Properties.

Forward looking statements are based on the opinions and estimates of management as of the date such statements are made and are based on various assumptions such as future business and property integrations remaining successful; the ability of the Company to continue to undertake exploration and other activities at its mineral properties during the Covid-19 coronavirus outbreak; the ability of the Company to manage Covid-19 cases at its mineral properties and maintain normal activity levels at its properties despite any such cases; that the other current or potential future effects of the Covid-19 pandemic on the Company's business, operations, and financial position, including restrictions on the movement of persons, restrictions on business activities, restrictions on the transport of goods, trade restrictions, increases in the cost of necessary inputs, reductions in the availability of necessary inputs and productivity and operational constraints, will not impact its planned exploration activities at its mineral properties; securities markets, spot and forward prices of gold, silver, base metals and certain other commodities, currency markets (such as the $ to US$ exchange rate); no materially adverse changes in national and local government, legislation, taxation, controls, regulations and political or economic developments; that various risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding) will not materialize; the ability to complete planned exploration programs; the ability to continue raising the necessary capital to finance operations; the ability to obtain adequate insurance to cover risks and hazards on favourable terms; that changes to laws and regulations will not impose greater or adverse restrictions on mineral exploration or mining activities; the continued stability of employee relations; relationships with local communities and indigenous populations; that costs associated with mining inputs and labour will not materially increase; that mineral exploration and development activities (including obtaining necessary licenses, permits and approvals from government authorities) will be successful; no disruptions due to a U.S. Government shutdown; and the continued validity and ownership of title to properties. Such forward-looking statements necessarily involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of the Company to differ materially from any projections of future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: general business, economic, competitive, political and social uncertainties; the actual results of current and future exploration activities differing from projected results; conclusions of economic evaluations; meeting various expected cost estimates; changes or downgrades in project parameters and/or economic assessments as plans continue to be refined; fluctuations in the future prices of metals; possible variations of mineral grade or recovery rates below those that are expected; the risk that actual costs may exceed estimated costs; geological, mining and exploration technical problems; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; political instability; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; the speculative nature of mineral exploration and development (including the risks of obtaining necessary licenses, permits and approvals from government authorities); title to properties; and managements' ability to anticipate and manage the foregoing factors and risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in the forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change except as required by applicable securities laws. The forward-looking statements contained herein is presented for the purposes of assisting readers in understanding the Company's plan, objectives and goals and may not be appropriate for other purposes. The reader is cautioned not to place undue reliance on forward-looking statements

Cautionary Statement

LEGAL

This presentation is for informational purposes. This presentation is not an offer of securities for sale in the United States or in any other jurisdiction. Securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act").

IMPORTANT: Contact Gold has filed a preliminary U.S. offering statement on Form 1-A ("U.S. Offering Statement") with the Securities and Exchange Commission ("SEC") relating to an offer and sale of securities pursuant to Regulation A of the U.S. Securities Act and a Canadian base shelf prospectus and related prospectus supplement (the "Prospectus") with the applicable Canadian securities regulatory authorities. A copy of the Prospectus is being delivered concurrently with this presentation. The U.S. Offering Statement has been filed but has not yet been qualified. No money or other consideration is being solicited in connection with this information, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the U.S. Offering Statement is qualified pursuant to Regulation A of the U.S. Securities Act and any such offer may be withdrawn or revoked, without obligation or commitment of any kind at any time before notice of its acceptance given after the qualification date. Any person's indication of interest is non-binding. A copy of the U.S. Offering Statement or Prospectus, may be obtained by written request to Cormark Securities Inc. at 200 Bay Street, North Tower, Suite 1800, Toronto, ON M5J 2T6. The U.S. Offering Statement and Prospectus are also available electronically under Contact Gold's' corporate profile on SEDAR at www.sedar.com.

INDUSTRY AND THIRD-PARTY INFORMATION

This presentation also contains or references certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Company believe these sources to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties. The Company has not independently verified any of the data from third party sources referred to in this presentation and accordingly, the accuracy and completeness of such data is not guaranteed.

National Instrument 43-101 – Standards of Disclosure for Mineral Projects

Except where noted, scientific and technical information relating to the Green Springs Property is based on and derived from the technical report entitled "Technical Report on the Green Springs Project, White Pine County, Nevada, USA" dated June 12, 2020 (the "Green Spring Technical Report") and all scientific and technical information relating to the Pony Creek Property is based on and derived from the technical report entitled "Technical Report on the Pony Creek Gold Project , Elko County, Nevada, USA" dated October 22, 2018 (Effective Date October 16, 2018) (the "Pony Creek Technical Report"). Both reports were prepared in compliance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects ("NI 43-101") prepared by "qualified persons" within the meaning of NI 43-101. Technical information in this document regarding Green Springs and Pony Creek has been summarized from either the Green Springs Technical Report or the Pony Creek Technical Report and is qualified in its entirety with reference to, and subject to all the assumptions, conditions and qualifications therein. The information contained herein is subject to all of the assumptions, qualifications and procedures set out in the Pony Creek Technical Report and reference should be made to the full details of the Pony Creek Technical Report which is available under the Company's corporate profile on SEDAR at www.sedar.com. The information contained herein is subject to all of the assumptions, qualifications and procedures set out in the Green Springs Technical Report and reference should be made to the full details of the Green Springs Technical Report which is available under the Company's corporate profile on SEDAR at www.sedar.com.

Qualified Person

The scientific and technical information contained in this presentation has been reviewed and approved by Vance Spalding, CPG, VP Exploration, Contact Gold, who is a "qualified person" within the meaning of NI 43-101.

Cautionary Statement

U.S. Mineralization Disclaimer

The disclosure in this presentation may use mineral resource classification terms that comply with reporting standards and securities laws in Canada, and mineral resource estimates that are made in accordance with NI 43-101, which differ from the requirements of United States securities laws.

The terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended; however, these terms are not defined terms under SEC Industry Guide 7 under the U.S. Securities Act, as currently in effect and as set forth by the SEC ("SEC Industry Guide 7"), and are normally not permitted to be used in reports and registration statements filed with the SEC. The CIM Standards differ significantly from standards in SEC Industry Guide 7 and Subpart 1300 of Regulation S-K for mining disclosures ("SubPart 1300 Standards"). Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities laws and regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures. In addition, the terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in Industry Guide 7 and SubPart 1300. Under SEC Industry Guide 7 standards, as currently in effect, a "final" or "bankable" feasibility study is required to report reserves; the three-year historical average price, to the extent possible, is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Consequently, information regarding mineralization contained in this presentation is not comparable to similar information that would generally be disclosed by U.S. companies in accordance with the rules of the SEC, as currently in effect.

Currency

Unless otherwise indicated, all dollar ("C$") values herein are in Canadian dollars.

Unless otherwise specified in an applicable amendment to the U.S. offering circular or a prospectus supplement, debt securities, subscription receipts, warrants and units of the Company will not be listed on any securities exchange. There is no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under the U.S. offering circular or the Prospectus, or any amendment or supplement thereto. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation.

Investing in securities involves a high degree of risk. You should purchase securities only if you can afford the complete loss of your investment. A prospective purchaser should therefore review the U.S. Offering Statement, if available, and the Prospectus and the documents incorporated by reference in their entirety and carefully consider the risk factors discussed under "Risk Factors" prior to investing in such securities.

Neither the SEC, nor any state or Canadian regulator has approved or disapproved of the securities offered by the Prospectus, passed upon the accuracy or adequacy of the Prospectus, or determined if the Prospectus is truthful of complete. Any representation to the contrary is a criminal offence.

Strong Foundation



✓ STRATEGIC LAND POSITION IN NEVADA

- Adjacent to major discoveries:
  - Gold Standard Ventures' Railroad project
  - Fiore's Pan Mine & Gold Rock
- 100 square kilometres on the Carlin Trend



✓ STRONG SHAREHOLDER BASE

- Waterton (32%)
- Newmont (8%) [(1)]
- Ruffer & others (20%)



✓ Discovery & Deposit Definition

- Drilling has produced high-grade oxide gold results
- 3.5 g/t oxide Au over 38m from Green Springs
- 2.5 g/t oxide Au over 47m from Pony Creek

(1) Newmont shareholding is through its subsidiary, Goldcorp

Team

MANAGEMENT



MATTHEW LENNOX-KING – DIRECTOR, PRESIDENT & CEO

- 20+ years of exploration experience
- Former CEO of **Liberty Gold**
- ***First geologist for Fronteer Gold; sold to Newmont for $2.3B***



JOHN WENGER – CFO & VICE PRESIDENT, STRATEGY

- Former CFO & Corporate Secretary at **Liberty Gold**
- 15+ years of mining and accounting in Canada – USA



VANCE SPALDING – VICE PRESIDENT, EXPLORATION

- 30 years of gold exploration experience
- Former Director Exploration **Kinross, added** 1.24 Moz to Reserve
- Former Exploration Manager at **Fronteer Gold**
- ***Led the discovery of 2 Moz gold at REN on Carlin Trend***



ANDREW FARNCOMB – DIRECTOR AND SENIOR VICE PRESIDENT

- 12+ years of corporate finance experience
- Founder and Principal of **Cairn Merchant Partners**
- Formerly, Partner at **Paradigm Capital**



CHRIS PENNIMPEDE – CORPORATE DEVELOPMENT

- Professional Geologist with 12+ years of exploration experience
- Former Operations Manager at CSA Global
- Strong track record of discovery in northern Canada

DIRECTORS



JOHN DORWARD – CHAIRMAN

- President & CEO of **Roxgold Inc.**
- ***Former, Senior VP, Business Development at Fronteer Gold***



GEORGE SALAMIS – DIRECTOR

- President & CEO of **Integra Resources**
- ***Former Executive Chair of Integra - sold to Eldorado Gold for $626M***



MARK WELLINGS – DIRECTOR

- Chairman of **Superior Gold Inc.**
- Co-founder of **GMP Securities'** mining finance practice



CHARLIE DAVIES – DIRECTOR

- Principal, Exploration at **Waterton Global**
- Former Exploration Manager at **Kinross**



RIYAZ LALANI – DIRECTOR

- **Waterton Global** Nominee
- Former CEO at Bayfield Strategy

Financial Overview

CAPITAL STRUCTURE(1)

Share Price (August 4, 2020)	**C$**	**$0.24**	**USD$**	**$0.18**
Shares Outstanding	**M**	**97.3**	**M**	**97.3**
Market Capitalization	**C$M**	**$23.3**	**USD$M**	**$17.4**
Cash	C$M	$0.4	USD$M	$0.30
Warrants (May 4, 2022, $0.15)	M	12.5	M	12.5
Options	M	8.4	M	8.4
RSUs & DSUs	M	1.3	M	1.3
Preferred Shares (2022)(3)(4)	M	11.0	M	11.0
Shares Outstanding (Fully Diluted)	M	130.6	M	130.6

SHAREHOLDERS(3)



31%
Other
20%
Institutions[5]
Management
9%
Newmont
8%
WATERTON
GLOBAL RESOURCE MANAGEMENT
32%

Estimate of % ownership by institutions
Newmont shareholding is through its subsidiary, Goldcorp

(1) This summary is qualified in its entirety by reference to the terms of the preferred shares of the Company set out in the articles of incorporation, the Goldcorp investor rights agreement and the Waterton governance and investor rights agreement, which have each been filed on SEDAR under the issuer profile of Contact Gold Corp.
(2) Unless otherwise noted information, including issued and outstanding, share price and rate of foreign exchange (CAD/USD FX rate of $0.7478) reflected as of August 4, 2020.
(3) Waterton's fully diluted interest is equal to ~40% as at June 30, 2020.
(4) Early redemption provisions at Contact Gold's option. US$11.1 million face value. Cumulative cash dividend at a fixed rate per annum equal to 7.5% payable on the maturity date only. 5-year term. Convertible into common shares at US$ equivalent of C$1.35 per share subject to the exchange rate at the time of conversion.
(5) Institutional ownership noted as 20% reflects estimate based on information to the Company's knowledge. Except as otherwise disclosed the Company is not aware of any individual institutions holding greater than 5%.

Proposed Redemption of Preferred Shares

WATERTON BINDING LETTER OF INTENT

Contact Gold to redeem all or a portion of the currently outstanding Preferred Shares dependent on the gross proceeds raised in the Offering

- If a minimum of C$10M is raised in the Offering:
    a) the Company will use a minimum of C$5M of the proceeds of the Offering to redeem a portion of the issued and outstanding Preferred Shares (approximately C$18.36M[11], as of August 4, 2020);
    b) Waterton will purchase Contact Gold common shares in a private placement (at a price per share equal to the offering price per share) in an aggregate amount equal to the remaining issued and outstanding Preferred Share (approximately C$13.36[1] at August 4, 2020); and
    c) Contact Gold would use the proceeds of the Waterton private placement to immediately redeem all of the remaining issued and outstanding Preferred Shares.

- If less than $10M is raised under the Offering[(1)], Contact Gold has agreed to use commercially reasonable efforts to obtain all shareholder and regulatory approval to amend the terms of the Preferred Shares to: extend the maturity date to a date that is five years from the date all necessary approvals are obtained; reduce the cumulative dividend rate from 7.5% to 3.75% per annum; and reduce the conversion price of the Preferred Shares from the current $1.35 per share to a price that is the lesser of: (A) C$0.31; (B) 135% of the offering price per share; and (C) 135% of the 20-day volume weighted average price of the common shares prior to the date all necessary approvals are obtained.

(1) If more than $3M and less than $10M is raised in the Offering, and Contact Gold does not obtain all necessary approvals to amend the terms of the Preferred Shares, the Company has agreed to use 50% of any proceeds in excess of $3M to redeem a portion of the issued and outstanding Preferred Shares

[1] Translated to C$ based on the daily exchange rate as quoted by the Bank of Canada on August 4, 2020: US$1.00=C$1.3372 or C$1.00=US$0.7478

100% Nevada Focus

MAJOR MINING SCALE

- Recorded Nevada Gold production 224.0 million ounces[1]
- 73% of US gold production[2]
- #5 Global gold producer[2]

FAVOURABLE JURISDICTION

- Ranks as the 3rd most attractive state-level region for mining in the world[3]
- Nevada Gold Mines (NGM) in top 10 taxpayers in Nevada[4]
- Major gold discoveries continue today; McCoy – Cove (Premier/Barrick), Goldrush (Barrick), Long Canyon (Fronteer), Dark Star (Gold Standard Ventures)


Carlin Trend
Wells
Winnemucca
Carlin Operations (NGM)
Elko
Long Canyon(NGM)
Carlin
Emigrant (NGM)
Dark Star (Gold Standard)
Cortez (NGM)
Pony Creek
Cortez Trend
Bald Mountain (Kinross)
Alligator Ridge(Kinross)
Eureka
Reno
Ely
Pan Mine(Fiore)
Green Springs
Walker Lane Trend
Tonopah
NEVADA
Caliente
Silicon((AngloGold)
Sterling((Corvus)
CALIFORNIA
Las Vegas

1. Nevada Mineral and Energy Resource Exploration Survey 2015/2016; Nevada Mining Association
2. Nevada Mining Association
3. Fraser Institute Annual Survey of Mining Companies 2019
4. Nevada Department of Taxation


CONTACT
GOLD
GREEN SPRINGS

GREEN SPRINGS
High Grade Oxide Gold in Drilling

Oxide Gold at Surface:

- Past-producing heap leach operation [1]
- Carlin-type gold mineralization
- Gold hosted within key regional host rocks: Chainman Shale & Pilot Shale

Contact Gold Drilling:

Echo target:

- 2.36 g/t Au over 70.10 m from 80.77 m
  - including 8.05 g/t Au over 12.19 m from 89.92 m
- 3.53 g/t Au over 38.10 m from 76.2 m
  - including 11.19 g/t Au over 6.1 m from 89.92 m

Alpha target:

- 1.34 g/t Au over 28.96 m from 24.38 m
- 1.68 g/t Au over 35.05 m from 27.43 m
  - Including 2.55 g/t Au over 19.81 m from 41.15 m

Bravo target:

- 1.02 g/t Au over 22.86 m from 12.19 m

Project Setting

- 17 km² property position
- Approved Plan of Operations
- Within an hour's drive from Ely or Eureka
- Option to acquire 100% held by Contact Gold since July 2019


Bald Mountain (Kinross)
Gold Bar
Alligator Ridge (Kinross)
Ruby Hill
Eureka
Pan Mine (Fiore Gold)
Ely
Mt Hamilton (Waterton)
Gold Rock (Fiore Gold)
Green Springs
Round Mountain (Kinross)
Midway

(1) Source: Green Springs Technical Report dated June 12, 2020



OREGON
IDAHO
Elko
Reno
NEVADA
UTAH
CALIFORNIA
Las Vegas
50
FIORE GOLD
Pan Mine
Mt. Hamilton
Exploration
Deposit
Past Producer
Producer
Fiore Gold
Contact Gold
Fremont Gold
Waterton
Gold Rock
Green Springs
74Koz Historic Production (1)
379
FREMONT
Griffon
0
10
20
Kilometers
(1) Source: Green Springs Technical Report dated June 12, 2020

GREEN SPRINGS

Key Target Zones

Oxide Gold in Drilling

- Numerous intercepts of near-surface, oxide gold with +4 km strike length

Additional Exploration Potential

- Deeper drilling (200 m) for stacked deposits
  - Alligator Ridge Targets along strike at Pilot Shale & Guilmette Limestone contact
- High conviction undrilled targets at Tango, Whiskey, Foxtrot and Zulu

Drilling

- Maiden program at the Alpha, Bravo, Charlie and Echo Zones
- 1,300 metres in 10 holes completed 2019(1)



N
35m @ 1.68 g/t Au
Tango Target
Alpha Zone
22m @ 1.02 g/t Au
Bravo Zone
Whiskey Target
35m @ 1.86 g/t Au
Charlie Zone
Foxtrot Target
48.7m @ 1.15 g/t Au
6.1m @ 1.12 g/t Au
Delta Zone
70m @ 2.3 g/t Au
Golf Target
38.1m @ 3.53 g/t Au
Echo Zone
Zulu Target
0
1
2
Kilometers
Historical Drilling
Contact Gold Drilling
Drill Results
Au ppm
0.00 - 0.14
0.15 - 0.50
0.51 - 1.00
1.01 - 20.65
GS Border
Soil Samples (Au ppb)
0 - 5
5 - 10
10 - 25
25 - 50
50 - 100
100 - 200
200 - 5000

(1) Source: Green Springs Technical Report dated June 12, 2020

GREEN SPRINGS

Bravo to Tango

Bravo Zone

- 1.0 g/t Au over 22m
- 99% Au recovery from Bottle Roll testing
- Hosting in Pilot Shale previously thought to be unoxidized

Alpha Zone

- Six holes all gold mineralization in the Pilot Shale
- 90% recovery over 15m, 20% recovery over 10m = improper compositing
- **Confirmation of Alligator Ridge target and oxidation profile indicates proof of concept for mine trend**



N
To Tango
1.68 g/t Au over 35m
Alpha Zone
1.0 g/t Au over 22m
Bravo Zone
Historical Drilling
Contact Gold Drilling
Au ppm
0.00 - 0.14
0.15 - 0.50
0.51 - 1.00
1.01 - 20.65
GS Border
0
250
500
Meters

GREEN SPRINGS

Alpha Zone Simplified Cross Section Looking North


Tango
Alpha
Section Line
Soil Samples
Au ppm
0.000 - 0.005
0.005 - 0.010
0.010 - 0.025
0.025 - 0.050
0.050 - 0.100
0.100 - 0.200
0.200 - 1.180


Mississippian Joanna Limestone
GS19-06
0.6 g/t
18.29m
0.66 g/t
9.14m
Historic Hole
1.27 g/t
15.3m
0.52 g/t
57.91m
1.34 g/t
28.96m
Mississippian Joanna Limestone
Devonian Mississippian Pilot Shale
1.07 g/t
39.6m
1.68 g/t
35.05m
GS19-02
0.26 g/t
19.81m
Devonian Mississippian Pilot Shale
Historic Hole
GS19-01
GS19-03
Devonian Guilmette Limestone
75 meters

GREEN SPRINGS

Select Oxide Intervals

Long Section from Charlie North to Echo Zones – Looking East



Charlie North Zone
Charlie Pit
Delta Pit
Echo Zone
Chainman Shale
Joanna Limestone
Pilot Shale
Alligator Ridge Target
Guilmette Limestone
36.5m @0.87 g/t Au
GS15-03
36.5m @1.17 g/t Au
GS15-02
70.1m @2.37 g/t Au
GS19-07
Drill Assays
Au ppm
0.2 – 0.5
0.5 – 1.0
1.0 – 2.0
2.0 – 16.3
(1) Historical holes reported in October 2, 2019 news release

GREEN SPRINGS

Echo Zone

Oxide Gold in Drilling

- 2.3 g/t Au over 70m
- 3.5 g/t Au over 38m

Open to the South

- North-south structural corridor which hosts gold in the mine trend continues south and north to the Zulu Target and the past producing Delta Zone respectively

Host Horizons

- Hosted in the Chainman Shale/Jasperoid at the contact with the Joanna Limestone

- Potential for gold mineralization to continue down at the same northwest-north south structural intersection into the Pilot Shale



Delta Zone
Echo Zone
Historical Drilling
Contact Gold Drilling
Au ppm
0.00 - 0.14
0.15 - 0.50
0.51 - 1.00
1.01 - 20.65
GS Border
2.3 g/t Au over 70m
3.5 g/t Au over 38m
0
250
500
Meters

GREEN SPRINGS 2020

Planned Program(1)

Objectives

- Confirmation, discovery, geology
  - 3.5 g/t Au over 38m
  - 2.3 g/t Au over 70m

Strategy –Drilling

- 40% Low risk offsets of best historic holes
  - needed for definition of future resource
- 30% deeper tests of Devonian-Pilot/Devonian-Guilmette under mine trend
  - the main reason for acquisition
- 30% frontier targets
  - Tango, Whiskey, Foxtrot, Golf, Zulu

Program

- Drill in two phases
- 3,000 m core
- 6,000 m RC
- Gravity survey, & CSAMT infill
- Detailed mapping of key areas
- Small soil surveys
- Additionally rock sampling

(1) Subject to final amount raised in Offering



N
22m @ 1.02 g/t Au
35m @ 1.86 g/t Au
48.7m @ 1.15 g/t Au
70m @ 2.3 g/t Au
38.1m @ 3.53 g/t Au
6.1m @ 1.12 g/t Au
GS_2020_Phase_1
GS_2020_Phase_2
Historical Drilling
Contact Gold Drilling
Drill Results
Au ppm
0.00 - 0.14
0.15 - 0.50
0.51 - 1.00
1.01 - 20.65
GS Border
Soil Samples (Au ppb)
0 - 5
5 - 10
10 - 25
25 - 50
50 - 100
100 - 200
200 - 5000
0
1
2
Kilometers


CONTACT GOLD
PONY CREEK

PONY CREEK
A Prospective Gold District

ON TREND OF 91M OZ GOLD PRODUCTION[1]

- Significant land position[2]: 98.4 km^2 (38 mi^2) located south of Nevada Gold Mines' Rain and Emigrant Mines and adjacent to Gold Standard Ventures' Railroad Project
- Several 1 M+ oz deposits established / in production along Trend; multiple operators
- Rapidly evolving district with multiple recent discoveries
  - September 2019 PFS @ Railroad
  - North Dark Star (GSV)
  - Jasperoid Wash (GSV)
  - Dixie (GSV)
  - Stallion Zone - Pony Creek (Contact Gold)
  - Bowl Zone Oxide – Pony Creek (Contact Gold)

POTENTIAL FOR MAJOR DISCOVERIES

- Hosts numerous Carlin-type oxide gold targets and occurrences
- New high-priority drill targets
- Road accessible and 25 km south of the mining center of Elko, Nevada
- 150acre Plan of Operations received in June 2020

(1) Muntean , J.L. 2016 Overview – The Nevada Mineral Industry 2014 in Nevada Bureau of Mines and Geology Special Publication MI-2014, Mackay School of Earth Sciences and Engineering, College of Science, University of Nevada, Nevada, USA

(2) Including Contact Gold's near-adjacent Dixie Flats and North Star properties


N
Elko, NV
25km N
Emigrant Mine
Rain Mine
North Bullion Deposit
Dixie Flats
North Star
Pinion Deposit
Dark Star Deposit
Dixie
Jasperoid Wash Deposit
Stallion Zone
Appaloosa Zone
Bowl Zone
Pony Creek
Projection of key regional controlling structures
Contact Gold
Gold Standard Ventures
Nevada Gold Mines
0
5
10
Kilometers
Property boundaries are illustrative, and may be subject to ongoing change as information becomes available

PONY CREEK
Drilling

- Focused on near surface oxide gold mineralization in step out and exploration drilling on new targets
- 25,960m in 117 holes completed since July 2017[1]
  - 4,660m in 2019 – 25 holes
  - 108 of 117 holes have hit gold mineralization **92% hit rate**
- **Oxidized** corridors defined at Appaloosa, Stallion and Bowl Zones
  - All zones open for expansion
- New gold drill intercepts at Stallion Zone and Pony Spur
- Numerous new untested targets at Mustang, Elliott Dome and Palomino



N
Elliott Dome
Jasperoid Wash
Mustang Target
93m @0.3 g/t Au
33m @0.4 g/t Au
Stallion Zone
Appaloosa Zone
Pony Spur
35m @2.4 g/t Au
92m @1.0 g/t Au
Palomino
47m @ 2.5 g/t Au
Bowl Zone
Property boundaries are subject to ongoing chan... becomes available
0
1,000
2,000
Meters
Pony Creek Boundary
Previous Drilling
Contact Gold Drilling
Au soil 50 ppb
Au soil 25 ppb
Au soil 10 ppb

(1) Source: Pony Creek Technical Report dated October 22, 2018

PONY CREEK
2020 Program[(1)]

Objectives

- Expand known zones, new discoveries

Strategy - Drilling

- 50% Expansion of known zones
  - Stallion zone
  - North Bowl/Palomino
  - Pony Spur
  - Appaloosa
- 50% New Targets
  - Mustang
  - Elliott Dome
  - North Star

Program

- 6,000 m RC
- 1,500 m Core


N
Elliott Dome
Jasperoid Wash
Mustang Target
93m @0.3 g/t Au
33m @0.4 g/t Au
Stallion Zone
Appaloosa Zone
Pony Spur
35m @2.4 g/t Au
92m @1.0 g/t Au
Palomino
47m @2.5 g/t Au
Bowl Zone
Property boundaries are illu
subject to ongoing change
becomes available
0
1,000
2,000
Meters
Pony Creek Boundary
Previous Drilling
Contact Gold Drilling
Au soil 50 ppb
Au soil 25 ppb
Au soil 10 ppb

(1) Subject to final amount raised in Offering



MILESTONES & CATALYSTS

- ✓ Discovery drilling on new high quality Carlin Type gold targets at Green Springs -> Q1 2020 onwards
- ✓ Metallurgy from Pony Creek Bottle Roll Testing -> Q2 2020
- ✓ Plan of Operations Permit for Pony Creek -> H1 2020
- ❑ Financing with plan to support drilling at both projects
- ❑ Phase Two Drilling at Green Springs -> H2 2020


info@contactgold.com
www.contactgold.com
+1 (604) 449-3361
Suite 1050, 400 Burrard Street
Vancouver, British Columbia
V6C 3A6 Canada